Third Quarter 2026 Webcast Presentation October 29, 2026 NYSE: WCC

Forward-Looking Statements and Non-GAAP Measures 2 All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; evolving impacts from tariffs or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence (AI); risks relating to our use or reliance on AI; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, cybersecurity, competition, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce or AI capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical conflicts and issues, such as the ongoing Middle East and Russia/Ukraine conflicts; the impact of changing and expanding export controls, sanctions, and data localization rules; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating expense (income), adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as digital transformation costs, restructuring costs, cloud computing arrangement amortization, the loss on termination of business arrangement, and the related income tax effects, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. © 2026 Wesco International

Third Quarter Highlights and Full Year Outlook

Another quarter of market outperformance and exceptional results, driven by accelerating business momentum.

Record third quarter sales and backlog, up 17% and ~80%, respectively, reflecting diversified secular growth drivers across the portfolio.

- Third quarter sales were a record at $7.2B, with reported and organic sales growth of 17%
  - Accelerating momentum across all three business units, with Q3 sales up 8% sequentially
  - Strong growth across all three business units, with CSS organic sales up 21%, EES up 18%, and UBS up 7%
  - Total company data center sales were up ~55%
- Backlog increased ~80% to a record level, with CSS, EES, and UBS each achieving record backlog levels again in Q3

Record profitability and exceptional earnings growth driven by margin expansion and continued disciplined execution.

- Record adjusted EBITDA of $562M, up 33% year-over-year, with adjusted EBITDA margin expanding ~100 basis points to 7.8%
- Record adjusted EPS of $5.77, up 47% versus prior year
- Strong cash generation resulted in free cash flow of $184M, well ahead of expectations in the third quarter
- Leverage ratio improved to 2.8x from 3.4x at 2025 year-end

Raising 2026 outlook following another quarter of exceptional performance.

- Multiple secular growth drivers continue to broaden across our diversified portfolio, as demonstrated by strong Q3 performance in EES
- Data centers continue to expand as a One Wesco opportunity across CSS, EES and UBS
- Accelerating business and execution momentum support increased 2026 outlook and sustained profitable growth and outperformance in 2027

See appendix for non-GAAP definitions and reconciliations.

wesco
© 2026 Wesco International
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Data Center Leadership: One Partner, Complete Life Cycle, Around the World November 10, 2026 | 10:00 AM ET | investors.wesco.com

Third Quarter YOY Results

Broad-based growth drove record sales, profitability and earnings



Net Sales[1]
($Millions)
+17% Organic Sales
$6,199
$7,226
Q3 2025 Sales
Price
Volume
M&A, Foreign Exchange and Workdays
Q3 2026 Sales



Adjusted EBITDA
($Millions)
+33% +100 bps
$423
6.8% of sales
$562
7.8% of sales
Q3 2025 Adjusted EBITDA
Reported Sales
Gross Margin
SG&A[2]
Q3 2026 Adjusted EBITDA

- Reported and organic sales up 17%, driven by accelerating sales in all three business units
- Strong volume growth across all three business units
- Estimated price benefit of ~3%

- Gross margin of 21.7%, up ~40 bps YOY
- SG&A[2] operating cost leverage improved ~50 bps, reflecting strong sales growth, productivity and disciplined cost management
- Record adjusted EBITDA of $562 million, up 33% YOY, with EBITDA margin of 7.8%, an increase of ~100 bps

[1] Sales growth attribution based on company estimates.
[2] SG&A for the reconciliation for adjusted EBITDA excludes the impact of stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization and restructuring costs.
See appendix for non-GAAP definitions and reconciliations.

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© 2026 Wesco International
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EPS growth attribution based on company estimates. See appendix for non-GAAP definitions and reconciliations. Record adjusted EPS up 47%, reflecting accelerating business momentum Earnings Per Share 6 • Core operating performance was the primary driver of adjusted EPS growth, reflecting strong sales growth and profitability • Acquisitions and foreign exchange were modest net headwinds to quarterly earnings Q3 EPS $3.92 $5.77 $5.77 Q3 2025 Adjusted EPS Core Operations M&A, Foreign Exchange, Interest & Other Q3 2026 Adjusted EPS © 2026 Wesco International • Lower interest expense contributed modestly to adjusted EPS growth • A higher effective tax rate partially offset the benefit from lower preferred dividend expense +47%

Communications and Security Solutions (CSS)

Record sales and profitability driven by strong data center demand

Third Quarter Drivers

Organic sales up 21% (volume +20%, price +1%), reported sales up 22%

- Wesco Data Center Solutions (WDCS) sales increased ~40%, with growth driven primarily by hyperscale and MTDC customers
- Enterprise Network Infrastructure (ENI) up MSD, driven by service provider activity and continued investment in network infrastructure
- Security up HSD, driven by continued share gains and growth in global accounts

Record backlog up ~140% YOY, driven by strong growth in data center projects

Record profitability on strong margin expansion to 10.7% adjusted EBITDA

- Adjusted EBITDA increased 42%, and adjusted EBITDA margin expanded 160 bps to 10.7%, driven by gross margin expansion and improved operating cost leverage

Q3 Results

$ Millions	Q3 2026	Q3 2025	YOY
Sales	**$2,933**	**$2,411**	**22%**
Adjusted EBITDA	**$313**	**$221**	**42%**

% of Sales	Q3 2026	Q3 2025	bps fav / (unfav)
Gross Profit	21.8%	21.2%	60 bps
SG&A	11.2%	12.1%	90 bps
Adjusted EBITDA	10.7%	9.1%	160 bps

wesco

See appendix for non-GAAP definitions and reconciliations. Numbers may not sum due to rounding.

© 2026 Wesco International
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Electrical and Electronic Solutions (EES)

Record sales and profitability driven by accelerating momentum across end markets

Third Quarter Drivers

Reported and organic sales up 18% (volume +13%, price +5%)

- Construction up mid-teens, driven by continued infrastructure investment and data center project activity
- Industrial up MSD, driven by continued strength in MRO demand and industrial projects
- OEM up ~30%, reflecting broad-based growth across data center and semiconductor markets
- Sales to data center customers increased over 100%, remaining a key growth driver across EES, with non-data center sales delivering solid HSD growth

Record backlog up ~40% YOY, driven by broad-based growth across Industrial, OEM and Construction customers

Record profitability on strong margin expansion to 9.3% adjusted EBITDA

- Adjusted EBITDA increased 31%, and adjusted EBITDA margin expanded 90 basis points to 9.3%, driven by gross margin expansion and operating cost leverage

Q3 Results

$ Millions	Q3 2026	Q3 2025	YOY
Sales	**$2,772**	**$2,360**	**18%**
Adjusted EBITDA	**$259**	**$198**	**31%**

% of Sales	Q3 2026	Q3 2025	bps fav / (unfav)
Gross Profit	23.6%	23.3%	30 bps
SG&A	14.3%	14.9%	60 bps
Adjusted EBITDA	9.3%	8.4%	90 bps

See appendix for non-GAAP definitions and reconciliations. Numbers may not sum due to rounding.

wesco

© 2026 Wesco International 8

Utility and Broadband Solutions (UBS)

Strengthening demand trends and record backlog reflect improving fundamentals

Third Quarter Drivers

Organic sales up 7% (volume +5%, price +2%), reported sales up 6%

- Utility up HSD, driven by strong IOU performance, improving Public Power trends, and continued utility infrastructure investment
- Broadband was flat YOY reflecting continued customer share gains against a challenging comparable (Q3 2025 sales up over 20%)

Record backlog up ~90% YOY, driven by accelerating Grid Services adoption and strong underlying order activity

Strong profitability reflects positive sequential momentum and improving business fundamentals

- Adjusted EBITDA increased 6% YOY
- EBITDA margin expanded 40 basis points sequentially to 10.4%
- Public Power competitive market dynamics have stabilized throughout the year evidenced by flat sequential margins Q1-Q3; YOY margin pressure remained a headwind

Q3 Results

$ Millions	Q3 2026	Q3 2025	YOY
Sales	**$1,521**	**$1,429**	**6%**
Adjusted EBITDA	**$158**	**$149**	**6%**

% of Sales	Q3 2026	Q3 2025	bps fav / (unfav)
Gross Profit	17.8%	17.8%	--
SG&A	7.4%	7.4%	--
Adjusted EBITDA	10.4%	10.4%	--

See appendix for non-GAAP definitions and reconciliations. Numbers may not sum due to rounding.

wesco

© 2026 Wesco International 9

Represents ~23% of company sales Margin Accretive Data Center Sales ~$6B on TTM basis to the rack and equipmentFrom the grid to the building Holistic Power-to-Compute Solutions 10© 2026 Wesco International Time to Power (3-5 Years) Construction Period (1–2 Years) Up ~60% Up ~30% Up ~70% Up ~45% Up ~55% Q3 '25 Q4 '25 Q1 '26 Q2' 26 Q3' 26 Total Company Data Center Sales and YOY Growth Q3 2026: $1.8B Q3 2025: $1.2B Strategic Acquisitions Expanded Power-to-Compute Capabilities Rahi AscententroCIM Newark Engineering Hyperscale Solutions Building Intelligence Software Facility Services Cooling Solutions Enhanced End-to-End Data Center Capabilities 2022 2026 10© 2026 Wesco International

$285 $184 $137 $(209) $(29) Adjusted Net Income D&A and Other NWC Capex Free Cash Flow ¹ Represents a four-quarter average of net working capital as a percentage of trailing twelve-month sales for the period presented. See appendix for non-GAAP definitions and reconciliations. Net working capital as a percent of sales remains stable Free Cash Flow of $184 million, ahead of expectations 11 65% of Adjusted Net Income Q3 2026 ($ Millions) Net Working Capital (NWC)¹ % of TTM Sales 20.2% 20.3% 20.2% Q1 '26 Q2 '26 Q3 '26 © 2026 Wesco International

$900 $650 $850 $800 $850 $538 $1,312 $1,430 $320 2027 2028 2029 2030 2031 2032 2033 2034 AR Facility (Remaining Capacity) AR Facitlity (Balance Outstanding) Revolver (Remaining Capacity) Revolver (Balance Outstanding) Senior Notes Maturity Schedule ($ Millions) 12© 2026 Wesco International Senior notes shown at par value. See appendix for non-GAAP definitions and reconciliations. Leverage Ratio Net Debt-to-Adjusted EBITDA 3.5x 3.4x 3.2x 3.0x 2.8x Q3 '25 Q4 '25 Q1 '26 Q2 '26 Q3 '26 Net leverage improved to 2.8x, ending the quarter below 3.0x. Strong balance sheet and improved financial flexibility

1 Bar sizes indicate the percentage of SBU sales of full year 2025. Raising growth expectations driven by accelerating business momentum 2026 Strategic Business Unit Sales Growth Drivers 13 Data Center expected to be up 40%+ (vs. up 30%+ prior) Construction Industrial OEM Utility Broadband Enterprise Network Infrastructure Security Data Center © 2026 Wesco International % of Wesco 2025 Sales 2026 Outlook SBU Sales Breakdown1 2026 Outlook Reported Sales Growth Reported Sales Growth Communication and Security Solutions 39% Up ~20% (Raised from Up mid – high teens) Electrical and Electronic Solutions 38% Up LDD (Raised from Up HSD) Utility and Broadband Solutions 23% Up MSD

Full-Year 2026 Outlook

Again, increasing full-year sales, adjusted EBITDA and adjusted EPS expectations

		2026 Outlook	
		July	October
Sales	**Organic sales growth**	**9% - 11%**	**13% - 14%**
	Estimated M&A, Fx and workday impact	~1%	~1%
	Reported sales growth	**10% - 12%**	**14% - 15%**
	Reported sales	**$25.9 - $26.3 billion**	**$26.8 - $27.0 billion**
Adjusted EBITDA	**Adjusted EBITDA margin**	**6.9% - 7.1%**	**~7.2%**
Adjusted EPS	**Adjusted diluted EPS**	**$16.00 - $17.50**	**$18.00 - $18.50**
Cash	**Free cash flow**	**$300 - $600 million**	**$300 - $600 million**

2026 Outlook Assumptions

(millions, except effective tax rate)

	FY 2026	
	July	October
Depreciation and Amortization	~$200-$210	~$205-$210
Cloud Computing Amortization Expense Adjustment	~$50	~$50
Stock Compensation Expense Adjustment	~$70	~$75
Interest Expense	~$380-$390	~$395
Other Expense, net	~$10	~$10
Capital Expenditures	~$100	~$100
Share Count	~49.5	~49.5
Effective Tax Rate	~25% (~27% in Q3-Q4)	~25% (~27% in Q4)

2026 Underlying Assumptions

- Cloud computing amortization and stock-based compensation are included in SG&A expense for adjusted EPS but are not included in adjusted EBITDA
- Pricing is expected to contribute approximately 3 points to full-year sales growth
- Assumes no additional Federal Reserve Increases in 2026

wesco

See appendix for non-GAAP definitions and reconciliations.

© 2026 Wesco International
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Very good start to Q4 with October preliminary sales per workday up high teens Fourth Quarter 2026 Outlook 15 Q4 Outlook YOY Reported Sales Up low to mid- teens Adjusted EBITDA % Up ~50 bps 0% 5% 10% 15% 20% Jul 25 Aug 25 Sep 25 Oct 25 Nov 25 Dec 25 Jan 26 Feb 26 Mar 26 Apr 26 May 26 Jun 26 Jul 26 Aug 26 Sep 26 YOY Organic Sales Trends Q3-25 Q4-25 Q1-26 Q2-26 Q3-26 +12% +9% +12% +13% +17% © 2026 Wesco International

Third Quarter Highlights and Full Year Outlook 16 Another quarter of market outperformance and exceptional results, driven by accelerating business momentum. • Third quarter sales were a record at $7.2B, with reported and organic sales growth of 17% – Accelerating momentum across all three business units, with Q3 sales up 8% sequentially – Strong growth across all three business units, with CSS organic sales up 21%, EES up 18%, and UBS up 7% – Total company data center sales were up ~55% • Backlog increased ~80% to a record level, with CSS, EES, and UBS each achieving record backlog levels again in Q3 Record third quarter sales and backlog, up 17% and ~80%, respectively, reflecting diversified secular growth drivers across the portfolio. • Record adjusted EBITDA of $562M, up 33% year-over-year, with adjusted EBITDA margin expanding ~100 basis points to 7.8% • Record adjusted EPS of $5.77, up 47% versus prior year • Strong cash generation resulted in free cash flow of $184M, well ahead of expectations in the third quarter • Leverage ratio improved to 2.8x from 3.4x at 2025 year-end Record profitability and exceptional earnings growth driven by margin expansion and continued disciplined execution. • Multiple secular growth drivers continue to broaden across our diversified portfolio, as demonstrated by strong Q3 performance in EES • Data centers continue to expand as a One Wesco opportunity across CSS, EES and UBS • Accelerating business and execution momentum support increased 2026 outlook and sustained profitable growth and outperformance in 2027 Raising 2026 outlook following another quarter of exceptional performance. See appendix for non-GAAP definitions and reconciliations. © 2026 Wesco International

17 Appendix © 2026 Wesco International

Workdays © 2026 Wesco International 18 Q1 Q2 Q3 Q4 FY 2024 63 64 64 63 254 2025 62 64 64 63 253 2026 62 64 64 63 253 2027 62 64 64 63 253

Organic Sales Growth

($ Millions)	Three Months Ended		Growth/(Decline)				
	September 30, 2026	September 30, 2025	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales
EES	$2,772.4	$2,359.6	17.5 %	— %	(0.3) %	— %	17.8 %
CSS	2,933.5	2,410.9	21.7 %	0.2 %	0.1 %	— %	21.4 %
UBS	1,520.5	1,428.6	6.4 %	— %	(0.2) %	— %	6.6 %
Total net sales	$7,226.4	$6,199.1	16.6 %	0.1 %	(0.1) %	— %	16.6 %

($ Millions)	Three Months Ended		Growth/(Decline)				
	September 30, 2026	June 30, 2026	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales
EES	$2,772.4	$2,510.7	10.4 %	— %	(0.3) %	— %	10.7 %
CSS	2,933.5	2,681.2	9.4 %	0.2 %	(0.2) %	— %	9.4 %
UBS	1,520.5	1,473.2	3.2 %	— %	(0.1) %	— %	3.3 %
Total net sales	$7,226.4	$6,665.1	8.4 %	0.1 %	(0.2) %	— %	8.5 %

Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States. There was no change in the number of workdays in the third quarter of 2026 compared to the third quarter of 2025 or the second quarter of 2026.

wesco

© 2026 Wesco International
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Gross Profit ($ Millions) Three Months Ended September 30, 2026 September 30, 2025 Net sales $7,226.4 $6,199.1 Cost of goods sold (excluding depreciation and amortization) 5,660.6 4,881.7 Gross profit $1,565.8 $1,317.4 Gross margin 21.7% 21.3 % Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. © 2026 Wesco International 20

Business Unit Gross Profit and Gross Margin Electrical and Electronic Solutions (EES) Three Months Ended Gross Profit: September 30, 2026 September 30, 2025 Net sales $2,772.4 $2,359.6 Cost of goods sold (excluding depreciation and amortization) 2,117.9 1,808.9 Gross profit $654.5 $550.7 Gross margin 23.6% 23.3 % Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. Communications and Security Solutions (CSS) Three Months Ended Gross Profit: September 30, 2026 September 30, 2025 Net sales $2,933.5 $2,410.9 Cost of goods sold (excluding depreciation and amortization) 2,292.8 1,898.6 Gross profit $640.7 $512.3 Gross margin 21.8% 21.2 % Utility and Broadband Solutions (UBS) Three Months Ended Gross Profit: September 30, 2026 September 30, 2025 Net sales $1,520.5 $1,428.6 Cost of goods sold (excluding depreciation and amortization) 1,249.9 1,174.2 Gross profit $270.6 $254.4 Gross margin 17.8% 17.8% ($ Millions) © 2026 Wesco International 21

Free Cash Flow ($ Millions) Three Months Ended Nine Months Ended September 30, 2026 September 30, 2025 September 30, 2026 September 30, 2025 Cash flow provided by operations $193.9 $(82.7) $469.0 $53.1 Less: Capital expenditures (29.1) (13.2) (80.7) (55.4) Add: Other adjustments 19.4 6.6 41.6 8.9 Free cash flow $184.2 $(89.3) $429.9 $6.6 Percentage of adjusted net income 64.6% (45.8) % 63.4% 1.3 % Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the three and nine months ended September 30, 2026 and 2025, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies. © 2026 Wesco International 22

Net Working Capital - September 30, 2026 ($ Millions) As of Four-quarter Average as of December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 September 30, 2026 Trade accounts receivable, net $4,069.6 $4,273.1 $4,685.0 $5,050.2 Inventories 4,008.8 4,213.1 4,418.0 4,687.1 Accounts payable 3,030.5 3,470.5 3,740.3 4,166.1 Net working capital $5,047.9 $5,015.7 $5,362.7 $5,571.2 $5,249.4 Three Months Ended Twelve Months Ended December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026 September 30, 2026 Net sales $6,068.6 $6,080.1 $6,665.1 $7,226.4 $26,040.2 Average net working capital % of TTM September 30, 2026 net sales 20.2 % Net working capital is a non-GAAP financial measure of short-term liquidity. Net working capital is calculated by subtracting accounts payable from the sum of trade accounts receivable, net and inventories. Net working capital represents our ability to fund our short-term operational expenses. Our calculation of net working capital may not be comparable to similar measures used by other companies. © 2026 Wesco International 23

Net Working Capital - June 30, 2026 ($ Millions) As of Four-quarter Average as of September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 June 30, 2026 Trade accounts receivable, net $4,204.2 $4,069.6 $4,273.1 $4,685.0 Inventories 4,059.1 4,008.8 4,213.1 4,418.0 Accounts payable 3,375.1 3,030.5 3,470.5 3,740.3 Net working capital $4,888.2 $5,047.9 $5,015.7 $5,362.7 $5,078.6 Three Months Ended Twelve Months Ended September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 June 30, 2026 Net sales $6,199.1 $6,068.6 $6,080.1 $6,665.1 $25,012.9 Average net working capital % of TTM June 30, 2026 net sales 20.3 % Net working capital is a non-GAAP financial measure of short-term liquidity. Net working capital is calculated by subtracting accounts payable from the sum of trade accounts receivable, net and inventories. Net working capital represents our ability to fund our short-term operational expenses. Our calculation of net working capital may not be comparable to similar measures used by other companies. © 2026 Wesco International 24

Net Working Capital - March 31, 2026 ($ Millions) As of Four-quarter Average as of June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 March 31, 2026 Trade accounts receivable, net $3,942.8 $4,204.2 $4,069.6 $4,273.1 Inventories 3,971.2 4,059.1 4,008.8 4,213.1 Accounts payable 3,291.4 3,375.1 3,030.5 3,470.5 Net working capital $4,622.6 $4,888.2 $5,047.9 $5,015.7 $4,893.6 Three Months Ended Twelve Months Ended June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 March 31, 2026 Net sales $5,899.6 $6,199.1 $6,068.6 $6,080.1 $24,247.4 Average net working capital % of TTM March 31, 2026 net sales 20.2 % Net working capital is a non-GAAP financial measure of short-term liquidity. Net working capital is calculated by subtracting accounts payable from the sum of trade accounts receivable, net and inventories. Net working capital represents our ability to fund our short-term operational expenses. Our calculation of net working capital may not be comparable to similar measures used by other companies. © 2026 Wesco International 25

Adjusted EBITDA – 3Q 2026

EBITDA and Adjusted EBITDA by Segment

($ Millions)	Three Months Ended September 30, 2026				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$247.2	$275.9	$149.1	$(404.4)	$267.8
Net income (loss) attributable to noncontrolling interests	0.4	0.7	—	(0.4)	0.7
Provision for income taxes[1]	—	—	—	86.8	86.8
Interest expense, net[1]	—	—	—	93.6	93.6
Depreciation and amortization	13.5	21.8	8.6	8.7	52.6
EBITDA	$261.1	$298.4	$157.7	$(215.7)	$501.5
Other (income) expense, net	(2.8)	13.4	(0.3)	(8.4)	1.9
Stock-based compensation expense	0.8	1.6	0.8	17.5	20.7
Digital transformation costs[2]	—	—	—	24.8	24.8
Cloud computing arrangement amortization[3]	—	—	—	12.6	12.6
Adjusted EBITDA	$259.1	$313.4	$158.2	$(169.2)	$561.5
Adjusted EBITDA margin %	9.3 %	10.7 %	10.4 %		7.8 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

EBITDA, adjusted EBITDA and adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended September 30, 2026, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization.

wesco

© 2026 Wesco International 26

Adjusted EBITDA – 3Q 2025

EBITDA and Adjusted EBITDA by Segment

($ Millions)	Three Months Ended September 30, 2025				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$183.2	$191.7	$140.7	$(328.1)	$187.5
Net income (loss) attributable to noncontrolling interests	0.3	1.2	—	(0.4)	1.1
Provision for income taxes[1]	—	—	—	57.8	57.8
Interest expense, net[1]	—	—	—	99.0	99.0
Depreciation and amortization	12.7	19.3	7.8	9.3	49.1
EBITDA	$196.2	$212.2	$148.5	$(162.4)	$394.5
Other expense (income), net	1.1	7.0	(0.2)	(7.9)	—
Stock-based compensation expense	1.0	1.3	0.5	7.9	10.7
Digital transformation costs[2]	—	—	—	10.4	10.4
Cloud computing arrangement amortization[3]	—	—	—	9.0	9.0
Restructuring costs[4]	—	—	—	(1.6)	(1.6)
Adjusted EBITDA	$198.3	$220.5	$148.8	$(144.6)	$423.0
Adjusted EBITDA margin %	8.4 %	9.1 %	10.4 %		6.8 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Cloud computing arrangement amortization consists of expense recognized in SG&A expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Reduction to restructuring costs represents the reversal of certain severance costs previously incurred pursuant to an ongoing restructuring plan.

EBITDA, adjusted EBITDA and adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended September 30, 2025, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

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Adjusted EBITDA – 2Q 2026

EBITDA and Adjusted EBITDA by Segment

($ Millions)	Three Months Ended June 30, 2026				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$204.1	$232.2	$136.8	$(364.1)	$209.0
Net income (loss) attributable to noncontrolling interests	0.2	0.6	—	(0.2)	0.6
Provision for income taxes(1)	—	—	—	62.4	62.4
Interest expense, net(1)	—	—	—	110.4	110.4
Depreciation and amortization	13.7	19.8	9.1	8.5	51.1
EBITDA	$218.0	$252.6	$145.9	$(183.0)	$433.5
Other expense (income), net	12.6	18.7	—	(31.5)	(0.2)
Stock-based compensation expense	0.7	1.6	0.9	15.9	19.1
Digital transformation costs(2)	—	—	—	23.2	23.2
Cloud computing arrangement amortization(3)	—	—	—	11.6	11.6
Adjusted EBITDA	$231.3	$272.9	$146.8	$(163.8)	$487.2
Adjusted EBITDA margin %	9.2 %	10.2 %	10.0 %		7.3 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended June 30, 2026, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization.

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Adjusted SG&A - EBITDA - QTD

($ Millions)	Three Months Ended September 30, 2026				
	EES	CSS	UBS	Corporate	Total
Adjusted SG&A expenses for EBITDA:					
SG&A expenses	$396.2	$328.9	$113.3	$224.0	$1,062.4
Stock-based compensation expense	(0.8)	(1.6)	(0.8)	(17.5)	(20.7)
Digital transformation costs[1]	—	—	—	(24.8)	(24.8)
Cloud computing arrangement amortization[2]	—	—	—	(12.6)	(12.6)
Adjusted SG&A expenses - EBITDA	$395.4	$327.3	$112.5	$169.1	$1,004.3
Percentage of net sales	14.3 %	11.2 %	7.4 %		13.9 %

($ Millions)	Three Months Ended September 30, 2025				
	EES	CSS	UBS	Corporate	Total
Adjusted SG&A expenses for EBITDA:					
SG&A expenses	$353.4	$293.0	$106.2	$170.3	$922.9
Stock-based compensation expense	(1.0)	(1.3)	(0.5)	(7.9)	(10.7)
Digital transformation costs[1]	—	—	—	(10.4)	(10.4)
Cloud computing arrangement amortization[2]	—	—	—	(9.0)	(9.0)
Restructuring costs[3]	—	—	—	1.6	1.6
Adjusted SG&A expenses - EBITDA	$352.4	$291.7	$105.7	$144.6	$894.4
Percentage of net sales	14.9 %	12.1 %	7.4 %		14.4 %

(1) Digital transformation costs include costs associated with certain digital transformation initiatives.

(2) Cloud computing arrangement amortization consists of expense recognized in SG&A expense for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(3) Reduction to restructuring costs represents the reversal of certain severance costs previously incurred pursuant to an ongoing restructuring plan.

For the three months ended September 30, 2026, adjusted SG&A expenses for EBITDA is defined as SG&A expenses before non-cash stock-based compensation expense, digital transformation costs, and cloud computing arrangement amortization. For the three months ended September 30, 2025, adjusted SG&A expenses for EBITDA is defined as SG&A expenses before non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

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Adjusted SG&A, Income from Operations, Other Expense, Provision for Income Taxes, and Net Income Attributable to Common Stockholders ($ Millions) Three Months Ended September 30, 2026 September 30, 2025 Adjusted SG&A Expenses: SG&A Expenses $1,062.4 $922.9 Digital transformation costs(1) (24.8) (10.4) Restructuring costs(2) — 1.6 Adjusted SG&A expenses $1,037.6 $914.1 Percentage of net sales 14.4% 14.7 % Adjusted Income from Operations: Income from operations $450.8 $345.4 Digital transformation costs(1) 24.8 10.4 Restructuring costs(2) — (1.6) Adjusted income from operations $475.6 $354.2 Adjusted income from operations margin % 6.6% 5.7 % Adjusted Other Expense, net: Other expense, net $1.9 $— Pension settlement gain(3) 2.0 — Adjusted other expense, net $3.9 $— Adjusted Provision for Income Taxes: Provision for income taxes $86.8 $57.8 Income tax effect of adjustments to income from operations and other expense, net(4) 6.2 2.4 Adjusted provision for income taxes $93.0 $60.2 Adjusted Net Income Attributable to Common Stockholders: Net income attributable to common stockholders $267.8 $187.5 Digital transformation costs(1) 24.8 10.4 Restructuring costs(2) — (1.6) Pension settlement gain(3) (2.0) — Income tax effect of adjustments to income from operations and other expense, net(4) (6.2) (2.4) Adjusted net income attributable to common stockholders $284.4 $193.9 (1) Digital transformation costs include costs associated with certain digital transformation initiatives. (2) Reduction to restructuring costs represents the reversal of certain severance costs previously incurred pursuant to an ongoing restructuring plan. (3) Pension settlement gain represents income as a result of the partial settlement and remeasurement of the Company's EECOL Canada pension plan. (4) The adjustments to Income from operations have been tax effected at rates of 27.1% and 26.7% for the three months ended September 30, 2026 and 2025, respectively. © 2026 Wesco International 30

Adjusted Earnings Per Diluted Share ($ Millions, except for per share data) Three Months Ended September 30, 2026 September 30, 2025 Adjusted income from operations $475.6 $354.2 Interest expense, net 93.6 99.0 Adjusted other expense, net 3.9 — Adjusted income before income taxes 378.1 255.2 Adjusted provision for income taxes 93.0 60.2 Adjusted net income 285.1 195.0 Net income attributable to noncontrolling interests 0.7 1.1 Adjusted net income attributable to common stockholders $284.4 $193.9 Diluted shares 49.3 49.5 Adjusted earnings per diluted share $5.77 $3.92 For the three months ended September 30, 2026, SG&A expenses, income from operations, other non-operating expense, provision for income taxes, net income attributable to common stockholders, and earnings per diluted share have been adjusted to exclude digital transformation costs, the gain recognized from the partial settlement of the EECOL Canada pension plan, and the related income tax effects. For the three months ended September 30, 2025, SG&A expenses, income from operations, provision for income taxes, net income attributable to common stockholders, and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, and the related income tax effects. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis. © 2026 Wesco International 31

Financial Leverage

($ Millions, except ratios)

	Twelve Months Ended				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net income attributable to common stockholders	$795.8	$715.5	$695.6	$645.8	$631.7
Net income attributable to noncontrolling interests	2.6	3.0	2.6	2.3	1.8
Gain on redemption of Series A Preferred Stock	(5.3)	(5.3)	(32.9)	(32.9)	(27.6)
Preferred stock dividends	—	—	12.9	27.3	41.6
Provision for income taxes	249.9	221.0	220.4	213.4	199.2
Interest expense, net	409.2	414.5	397.2	386.7	363.4
Depreciation and amortization	206.1	202.6	199.9	197.6	191.5
EBITDA	$1,658.3	$1,551.3	$1,495.7	$1,440.2	$1,401.6
Other income, net	(1.2)	(3.1)	(10.1)	(9.6)	(0.5)
Stock-based compensation expense	67.1	57.1	46.4	40.5	38.6
Digital transformation costs[1]	76.5	62.1	46.5	35.2	31.5
Restructuring costs[2]	—	(1.6)	(1.1)	—	2.6
Excise taxes on excess pension plan assets[3]	—	—	—	—	0.1
Cloud computing arrangement amortization[4]	45.3	41.8	37.3	30.2	24.5
Adjusted EBITDA	$1,846.0	$1,707.6	$1,614.7	$1,536.5	$1,498.4

	As of				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Short-term debt and current portion of long-term debt, net	$24.8	$25.0	$22.8	$25.0	$28.0
Long-term debt, net	5,982.8	5,911.1	5,738.1	5,756.4	5,721.9
Debt discount and debt issuance costs[5]	50.6	49.8	63.6	48.0	51.3
Total debt	6,058.2	5,985.9	5,824.5	5,829.4	5,801.2
Less: Cash and cash equivalents	842.5	808.9	696.6	604.8	571.9
Total debt, net of cash	$5,215.7	$5,177.0	$5,127.9	$5,224.6	$5,229.3
Financial leverage ratio	2.8	3.0	3.2	3.4	3.5

(1) Digital transformation costs include costs associated with certain digital transformation initiatives.

(2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

(3) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

(4) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(5) Debt is presented in the Condensed Consolidated Balance Sheets net of debt discount and debt issuance costs.

Financial leverage ratio is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt issuance costs, and debt discount, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating income, non-cash stock-based compensation expense, digital transformation costs, restructuring costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, and cloud computing arrangement amortization.

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